Contact:
Jeff Gray
jgray@advanceautoparts.com

Direct	540-561-6459
Fax	540-561-6445

ADVANCE AUTO PARTS REPORTS RECORD FOURTH QUARTER AND FISCAL 2004 RESULTS
Same Store Sales Grew 9.7% for the Fourth Quarter

ROANOKE, Va., February 16, 2005 — Advance Auto Parts, Inc. (NYSE: AAP), a leading retailer of automotive parts, today announced record revenue and earnings for its fourth quarter and fiscal year ended January 1, 2005. Fiscal 2004 included 52 weeks of operations compared to 53 weeks in fiscal 2003, with the additional week falling in the fourth quarter of fiscal 2003.

Fourth Quarter 2004

Earnings per diluted share for the fourth quarter were $0.43 compared to prior year earnings per diluted share of $0.41. Earnings per diluted share from continuing operations rose 21.1% to $0.46 before refinancing costs of $2.8 million versus comparable earnings per diluted share from continuing operations of $0.38 last year. These results compare to the high end of the Company’s guidance range of $0.42 to $0.46, which excluded these refinancing costs. Comparable results for last year exclude the benefit of the fifty-third week and integration expenses associated with the Discount Auto Parts’ acquisition.

Net sales increased 3.4% in the fourth quarter to $848.8 million from $821.3 million last year. Excluding $63.0 million in sales from the extra week in fiscal 2003, sales increased 11.9%. Same store sales grew 9.7% in the fourth quarter compared to 7.0% in the same quarter last year. Do-it-yourself (DIY) same store sales increased 5.6% and do-it-for-me (DIFM) same store sales increased 29.7%.

Commenting on the fourth quarter results, Larry Castellani, Chairman and Chief Executive Officer, noted, “We are pleased with the sales momentum our team produced during the quarter as demonstrated by the strong 9.7% same store sales growth, and we have sustained strong sales increases into the first six weeks of 2005. Our strong and consistent growth continues to be driven by the execution of our strategic initiatives and our positive industry fundamentals.”

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Advance Auto Parts Reports Record Fourth Quarter and Fiscal 2004 Results
February 16, 2005

Fourth quarter gross margin increased 83 basis points to 46.4% of net sales compared to 45.6% in the same quarter of last year, reflecting the positive impact of category management and shrink reduction initiatives.

Selling, general and administrative (SG&A) expenses increased by 64 basis points to 39.4% of net sales versus the comparable SG&A of 38.7% last year as a result of higher costs from our self-insured workers’ compensation, liability, and medical programs. These incremental costs, which totaled 127 basis points, or $10.8 million in the fourth quarter, reflect a higher projected cost trend to close these claims. The Company’s guidance for 2005 fully reflects its expectations for the costs of these programs. In addition, higher team member incentive costs, driven by the strong fourth-quarter results, also contributed to the higher SG&A percent in the fourth quarter. Together, these two areas increased SG&A expenses by 167 basis points for the quarter. On a GAAP basis, SG&A expenses for the prior year were 38.3% of net sales.

Fourth quarter operating margin rose to 7.0% of net sales versus last year’s comparable 6.8% of net sales and 7.2% on a GAAP basis. Earnings from continuing operations for the fourth quarter increased to $32.1 million versus comparable earnings from continuing operations of $28.8 million for the fourth quarter of last year. GAAP earnings from continuing operations were $33.3 million for the same quarter of last year.

Comparable results are non-GAAP measures because they exclude the benefit of the extra week in the fourth quarter last year, expenses associated with the Discount Auto Parts’ integration and the early redemption of notes and debentures, as reconciled on the accompanying financial tables. The Company uses these non-GAAP measures as an indication of its earnings from its core operations and believes it is important to the Company’s stockholders due to the nature and significance of the excluded expenses.

Fiscal 2004

Net sales increased 7.9% to $3.8 billion from $3.5 billion. Excluding the impact of the extra week in fiscal 2003, sales rose 9.9% in fiscal 2004 compared to fiscal 2003. Same store sales rose 6.1% for the year compared to 3.1% last year. Do-it-yourself (DIY) same store sales increased 2.8% and do-it-for-me (DIFM) same store sales increased 22.9%.

For 2004, gross profit margin improved 57 basis points to 46.5% of net sales from 45.9% last year. SG&A expenses were 37.8% of net sales for the year versus the comparable SG&A expenses of 37.5% for the prior year. GAAP SG&A expenses were 37.7% of net sales for fiscal 2003.

Fiscal 2004 operating margin rose to 8.7% of net sales. Comparable operating margins were 8.4% of net sales for the prior year, while GAAP operating margins were 8.3% of net sales. As noted earlier, comparable results exclude the benefit from the fifty-third week, expenses associated with the Discount Auto Parts’ integration and the early redemption of notes and debentures.

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Advance Auto Parts Reports Record Fourth Quarter and Fiscal 2004 Results
February 16, 2005

Earnings from continuing operations for the year were $188.0 million, an increase of 21.2% versus prior year comparable earnings from continuing operations of $155.1 million. GAAP earnings from continuing operations were $125.3 million in 2003. Earnings per diluted share from continuing operations were $2.49 in fiscal 2004 versus $1.68 last year. Excluding the fourth quarter refinancing costs of $2.8 million, earnings per diluted share from continuing operations rose 20.7% to $2.51 in fiscal 2004 versus comparable earnings per diluted share from continuing operations of $2.08 in 2003.

In fiscal 2004, the Company opened 125 new stores, closed 12 stores and relocated 34 stores, resulting in a total store count of 2,652 at January 1, 2005.

Guidance

The Company is issuing guidance for earnings per diluted share in the range of $0.85 to $0.90 for the first quarter of 2005 compared to last year’s $0.68, and $0.82 to $0.88 for the second quarter of 2005 compared to last year’s $0.70. The Company also is initiating guidance for earnings per diluted share of $3.00 to $3.10 for fiscal 2005, an increase of 20% to 24% over last year. The Company has not included in its guidance any cost associated with expensing of stock options, as it is still evaluating the impact of this new accounting pronouncement, including date of implementation. The Company currently estimates the expensing of options to approximate $0.02 to $0.03 per diluted share each quarter.

Castellani added, “We believe we can achieve our long term goal of increasing our earnings per share 20% or more for the next several years, by continuing to execute our strategic initiatives and investing for the long term. We are extremely proud of our 2004 results and believe we are well positioned to have an outstanding 2005.”

He added, “We plan to open between 150 to 175 new stores this year, and we expect to have more than half of our stores operating with our new 2010 store format by the end of 2005, as we work to achieve our goal of having the newest, freshest store base in the industry.”

Investor Conference Call

The Company will host a conference call on February 17, 2005, at 8:00 a.m. Eastern Standard Time to discuss its fourth quarter and fiscal year results. To listen to the live webcast, please log on to http://www.advanceautoparts.com. The call will be archived on the Company’s website http://www.advanceautoparts.com until February 16, 2006.

Headquartered in Roanoke, Va., Advance Auto Parts is the second largest retailer of automotive parts in the United States. At January 1, 2005, the Company had 2,652 stores in 39 states, Puerto Rico and the Virgin Islands. The Company serves both the do-it-yourself and professional installer markets.

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Advance Auto Parts Reports Record Fourth Quarter and Fiscal 2004 Results
February 16, 2005

Certain statements contained in this news release are forward-looking statements. These statements discuss, among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance, including our future free cash flow and earnings per share. These forward-looking statements are subject to risks, uncertainties and assumptions including, but not limited to, competitive pressures, demand for the Company’s products, the market for auto parts, the economy in general, inflation, consumer debt levels, the weather, and other risk factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. Actual results may materially differ from anticipated results described in these forward-looking statements. The Company intends these forward-looking statements to speak only as of the time of the news release and does not undertake to update or revise them, as more information becomes available.

-Financial Tables To Follow-

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	January 1, 2005	January 3, 2004

Assets
Current assets:
Cash and cash equivalents	$56,321	$11,487
Receivables, net	101,969	84,799
Inventories, net	1,201,450	1,113,781
Other current assets	17,687	16,387

Total current assets	1,377,427	1,226,454

Property and equipment, net	779,712	712,702
Assets held for sale	18,298	20,191
Other assets, net	20,025	23,724

	$2,195,462	$1,983,071

Liabilities and Stockholders’ Equity
Current liabilities:
Bank overdrafts	$20,184	$31,085
Current portion of long-term debt	31,700	22,220
Financed vendor accounts payable	56,896	-
Accounts payable	587,948	568,275
Accrued expenses	191,979	173,818
Other current liabilities	65,918	58,547

Total current liabilities	954,625	853,945

Long-term debt	438,300	422,780
Other long-term liabilities	80,222	75,102
Total stockholders’ equity	722,315	631,244

	$2,195,462	$1,983,071

NOTE: These preliminary condensed consolidated balance sheets do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
Twelve and Thirteen Week Periods Ended
January 1, 2005 and January 3, 2004
(in thousands, except per share data)
(unaudited)

	January 1, 2005	January 3, 2004

	GAAP	GAAP	Adjustments Needed for Comparability(a)		Comparable 2003

Net sales	$848,806	$821,279	$(63,016	)(b)	$758,263
Cost of sales, including purchasing and warehousing costs	455,150	447,152	(34,254	)(b)	412,898

Gross profit	393,656	374,127	(28,762)		345,365
Selling, general and administrative expenses	334,009	314,720	(21,176	) (c)	293,544

Operating income	59,647	59,407	(7,586)		51,821

Other, net:
Interest expense	(4,891)	(5,351)	368	(b)	(4,983)
Loss on extinguishment of debt	(2,818)	(22)	-		(22)
Other income, net	187	82	-		82

Total other, net	(7,522)	(5,291)	368		(4,923)

Income before provision for income taxes and
income (loss) on discontinued operations	52,125	54,116	(7,218)		46,898
Provision for income taxes	20,069	20,833	(2,779	)(d)	18,054

Income from continuing operations	32,056	33,283	(4,439)		28,844
Discontinued operations:
Income (loss) from operations of discontinued
wholesale distribution network	22	(3,268)	-		(3,268)
(Provision) benefit for income taxes	9	(1,257)	-		(1,257)

Income (loss) on discontinued operations	13	(2,011)	-		(2,011)

Net income	$32,069	$31,272	$(4,439)		$26,833

Net income per basic share from:
Income from continuing operations	$0.44	$0.45	$(0.06)		$0.39
Income on discontinued operations	-	(0.03)	-		(0.03)

	$0.44	$0.42	$(0.06)		$0.36

Net income per diluted share from:
Income from continuing operations	$0.43	$0.44	$(0.06)		$0.38
Income on discontinued operations	-	(0.03)	-		(0.03)

	$0.43	$0.41	$(0.06)		$0.35

Average common shares outstanding ( e )	73,007	73,849	73,849		73,849
Dilutive effect of stock options	1,147	2,010	2,010		2,010

Average common shares outstanding - assuming dilution	74,154	75,859	75,859		75,859

(a)	Management believes these adjustments (as detailed in (b), (c) and (d) below) should be made to allow comparability among the periods presented.
(b)	Adjustment reflects the exclusion of the effect of the 53rd week of operations in fiscal 2003.
(c)	Adjustments include the exclusion of the following:
Effect of the 53rd week of operations in fiscal 2003	$19,552
The integration expenses associated with the integration of the Discount Auto Parts operations	1,624

$21,176

(d)	Adjustment reflects the tax impact for the items in (b) and (c) at a 38.5% effective tax rate.
(e)	Average common shares outstanding is calculated based on the weighted average number of shares outstanding for the quarter. At January 1, 2005 and January 3, 2004, we had 72,245 and 73,884 shares outstanding, respectively.

Note:	The preliminary condensed consolidated statements above titled “GAAP” have been prepared on a basis consistent with our previously prepared financial statements filed with the Securities and Exchange Commission for our prior quarter and annual reports, but do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
Fifty-Two and Fifty-Three Week Periods Ended
January 1, 2005 and January 3, 2004
(in thousands, except per share data)
(unaudited)

	January 1, 2005	January 3, 2004

	GAAP	GAAP	Adjustments Needed for Comparability(a)		Comparable 2003

Net sales	$3,770,297	$3,493,696	$(63,016	)(b)	$3,430,680
Cost of sales, including purchasing and warehousing costs	2,016,926	1,889,178	(34,254	)(b)	1,854,924

Gross profit	1,753,371	1,604,518	(28,762)		1,575,756
Selling, general and administrative expenses	1,424,613	1,316,284	(29,969	) (c)	1,286,315

Operating income	328,758	288,234	1,207		289,441

Other, net:
Interest expense	(20,069)	(37,576)	368	(b)	(37,208)
Loss on extinguishment of debt	(3,230)	(47,288)	46,887	(d)	(401)
Other income, net	289	341	-		341

Total other, net	(23,010)	(84,523)	47,255		(37,268)

Income before provision for income taxes and
loss on discontinued operations	305,748	203,711	48,462		252,173
Provision for income taxes	117,721	78,424	18,658	(e)	97,082

Income from continuing operations	188,027	125,287	29,804		155,091
Discontinued operations:
Loss from operations of discontinued
wholesale distribution network	(63)	(572)	-		(572)
Benefit for income taxes	(24)	(220)	-		(220)

Loss on discontinued operations	(39)	(352)	-		(352)

Net income	$187,988	$124,935	$29,804		$154,739

Net income per basic share from:
Income from continuing operations	$2.54	$1.72	$0.41		$2.13
Income on discontinued operations	-	(0.01)	-		(0.01)

	$2.54	$1.71	$0.41		$2.12

Net income per diluted share from:
Income from continuing operations	$2.49	$1.68	$0.40		$2.08
Income on discontinued operations	-	(0.01)	-		(0.01)

	$2.49	$1.67	$0.40		$2.07

Average common shares outstanding ( f )	73,897	72,999	72,999		72,999
Dilutive effect of stock options	1,584	1,744	1,744		1,744

Average common shares outstanding - assuming dilution	75,481	74,743	74,743		74,743

(a)	Management believes these adjustments (as detailed in (b), (c), (d) and (e) below) should be made to allow comparability among the periods presented.
(b)	Adjustment reflects the exclusion of the effect of the 53rd week of operations in fiscal 2003.
(c)	Adjustments include the exclusion of the following:
Effect of the 53rd week of operations in fiscal 2003	$19,552
The integration expenses associated with the integration of the Discount Auto Parts operations	10,417

$29,969

(d)	This adjustment reflects the deferred loan costs, unamortized discounts and the premiums paid upon the early redemption of our outstanding senior subordinated notes and senior discount debentures.
(e)	Adjustment reflects the tax impact for the items in (b), (c) and (d) at a 38.5% effective tax rate.
(f)	Average common shares outstanding is calculated based on the weighted average number of shares outstanding for the period. At January 1, 2005 and January 3, 2004, we had 72,245 and 73,884 shares outstanding, respectively.

Note:	The preliminary condensed consolidated statements above titled “GAAP” have been prepared on a basis consistent with our previously prepared financial statements filed with the Securities and Exchange Commission for our prior quarter and annual reports, but do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
Fifty-Two and Fifty-Three Week Periods Ended
January 1, 2005 and January 3, 2004
(in thousands)
(unaudited)

	January 1, 2005	January 3, 2004

Cash flows from operating activities:
Net income	$187,988	$124,935
Depreciation	104,877	100,737
Loss on extinguishment of debt	3,230	47,288
Provision for deferred income taxes	11,172	53,742
Other non-cash adjustments to net income	29,169	17,410
(Increase) decrease in :
Receivables, net	(15,945)	17,775
Inventories, net	(87,669)	(64,893)
Other assets	1,712	(7,216)
Increase (decrease) in :
Accounts payable	19,673	97,535
Accrued expenses	12,582	(27,985)
Other liabilities	(2,994)	(3,407)

Net cash provided by operating activities	263,795	355,921

Cash flows from investing activities:
Purchases of property and equipment	(179,766)	(101,177)
Proceeds from sales of property and equipment	12,944	15,703

Net cash used in investing activities	(166,822)	(85,474)

Cash flows from financing activities:
(Decrease) increase in bank overdrafts	(10,901)	30,216
Increase in financed vendor accounts payable	56,896	-
Early extinguishment of debt	(105,000)	(647,462)
Net borrowings under the credit facility	130,000	353,300
Payment of debt related costs	(3,509)	(38,330)
Proceeds from the exercise of stock options	20,469	25,407
Repurchase of common stock	(146,370)	-
Other net financing activities	6,276	4,024

Net cash used in financing activities	(52,139)	(272,845)

Increase (decrease) in cash and cash equivalents	44,834	(2,398)
Cash and cash equivalents, beginning of period	11,487	13,885

Cash and cash equivalents, end of period	$56,321	$11,487

Note:	These preliminary condensed consolidated statements of cash flows have been prepared on a consistent basis with previously prepared statements of cash flows filed with the Securities and Exchange Commission for our prior quarter and annual reports, but do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Supplemental Financial Schedules
Fifty-Two and Fifty-Three Week Periods Ended
January 1, 2005 and January 3, 2004
(in thousands)
(unaudited)

	January 1, 2005	January 3, 2004

Cash flows from operating activities	$263,795	$355,921
Cash flows used in investing activities	(166,822)	(85,474)

	96,973	270,447

Increase in financed vendor accounts payable	56,896	-
Payment of debt costs associated
with early redemption (a)	-	(36,895)

Free cash flow	$153,869	$233,552

(a)	Represents the cash expense associated with the early redemption of our senior subordinated notes and senior discount debentures in the first quarter of 2003.

Note: Management uses free cash flow as a measure of our liquidity and believes it is a useful indicator to stockholders of our ability to implement our growth strategies and service our debt. Free cash flow is a non-GAAP measure and should be considered in addition to, but not as a substitute for, information contained in our condensed consolidated statement of cash flows.